SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 27, 2005
A.S.V., INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-25620	41-1459569

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
840 Lily Lane, Grand Rapids, Minnesota 55744
(Address of principal executive offices)
Registrant’s telephone number, including area code: (218) 327-3434
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.
On September 27, 2005, A.S.V., Inc. (“ASV” or the “Company”) and Caterpillar Inc. (“Caterpillar”) entered into a Purchase Agreement (the “Agreement”). Caterpillar owns approximately 23% of ASV’s outstanding shares of common stock and has the right to designate a number of directors of ASV proportionate to its ownership of the Company.
The key terms of the Agreement are as follows:
Scope:
•	Consistent with the original alliance agreement, Caterpillar will purchase from ASV 100% of its undercarriage requirements for current and specified future Caterpillar Multi-Terrain Loaders (MTLs), as defined.

•	If Caterpillar chooses to manufacture MTLs outside North America for non-North American markets, Caterpillar will purchase from ASV 100% of its undercarriage requirements for these MTLs, provided ASV meets the Capacity Requirements and Local Requirements, as defined, for the applicable geographic area.

•	Should ASV choose not to supply undercarriages to Caterpillar for these non-North American sales, ASV would grant a royalty-bearing license to Caterpillar to use ASV’s intellectual property to manufacture undercarriages for use on MTLs manufactured outside North America for the non-North American markets.

•	Caterpillar will continue to purchase 100% of its requirements for proprietary OEM aftermarket service parts from ASV.

•	ASV will continue to be allowed to sell its rubber track undercarriages to other equipment manufacturers for machines that do not compete with Caterpillar’s Multi-Terrain Loaders.

•	ASV will continue to utilize Caterpillar components in the manufacture of ASV’s products.
Pricing:
•	There will be no change to the current MTL undercarriage pricing through December 31, 2005.

•	Starting in 2006, ASV is expected to earn gross profit percentages on the sale of its undercarriages similar to those expected, had the original alliance agreement with Caterpillar been extended to 2006.

•	With the expected increased volume of service parts, ASV has agreed to accept a lower gross margin on the sale of those service parts effective November 1, 2005.

•	ASV anticipates the impact of the new supply agreement may reduce its overall gross profit percentage for 2006 between zero and two percentage points.
Term:
•	The Agreement will commence on November 1, 2005 and will continue through November 1, 2010.

•	The Agreement will automatically renew for successive one-year renewal terms unless either party provides at least six months prior written notice of termination.
Along with the Agreement, ASV and Caterpillar have also entered into a Registration Rights Agreement that provides Caterpillar registration rights for shares of unregistered ASV common stock it currently holds. However, so long as the supply agreement remains in effect, Caterpillar will not sell or dispose of any of its ASV shares prior to January 1, 2009.
The Agreement terminates all other agreements previously entered into between ASV and Caterpillar, except the new Registration Rights Agreement. Under the Registration Rights Agreement, Caterpillar will retain its ability to designate members to ASV’s Board of Directors in proportion to its ownership of shares in ASV.

Item 1.02 Termination of Material Definitive Agreement.
As described under Item 1.01 above, the Agreement terminates, effective as of November 1, 2005, all prior agreements previously entered into between ASV and Caterpillar, other than the Registration Rights Agreement.
The terminated agreements include the following: Termination Agreement dated January 22, 2004; MTL Alliance Agreement and Amendment No. 2. to the MTL Alliance Agreement dated April 3, 2003; Tradename License Agreement dated April 13, 1999; Management Services Agreement dated January 29, 1999; Marketing Agreement dated January 29, 1999; Commercial Alliance Agreement dated October 14, 1998; Securities Purchase Agreement dated October 14, 1998, and the Amendment to the Securities Purchase Agreement dated January 30, 2003; and Securities Purchase Agreement dated October 31, 2000.

Item 9.01 Financial Statements and Exhibits.
c. Exhibits
The following exhibit is being furnished herewith

Exhibit	Description of Exhibit
99	Press release dated September 29, 2005

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 29, 2005

A.S.V., Inc.
By:	/s/ Gary Lemke
Its: Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit
99	Press release dated September 29, 2005